Exhibit A:

The 10-for-1 forward stock split was effected by means of (i) a stock dividend of nine (9) shares of class A common stock, $0.001 par value per share, of the Issuer (the “Class A common stock”) on and in respect of each of the issued and outstanding shares of Class A common stock (the “Class A Stock Dividend”) as of August 1, 2024 (the “Record Date”) and (ii) a stock dividend of nine (9) shares of class B common stock, $0.001 par value per share, of the Issuer (the “Class B common stock”) on and in respect of each of the issued and outstanding shares of Class B common stock (the “Class B Stock Dividend” and, together with the Class A Stock Dividend, the “Stock Dividend”) as of the Record Date. The Stock Dividend resulted in proportionate adjustments to the number of shares of Class A common stock beneficially owned by the reporting person and issuable under equity awards beneficially owned by the reporting person, including shares underlying outstanding restricted stock units, performance stock units and stock options, and the exercise prices of the stock options beneficially owned by the reporting person. Accordingly, the amounts of Class A common stock and option exercise prices reported on this Form 4 have been adjusted to reflect the Stock Dividend unless otherwise noted.

Mr. Patten also directly owns a director stock option to purchase 50,000 shares of Class A common stock with (i) an exercise price of $18.654 per share and (ii) an expiration date of May 31, 2026. Of the 50,000 shares subject to this option, 12,500 shares vested on May 31, 2017, 12,500 shares vested on May 31, 2018, 12,500 shares vested on May 31, 2019, and 12,500 shares vested on May 31, 2020. Prior to the Stock Dividend, the number of shares underlying this option was 5,000 shares of Class A common stock and the exercise price was $186.54 per share.

Mr. Patten also directly owns a director stock option to purchase 50,000 shares of Class A common stock with (i) an exercise price of $18.236 per share and (ii) an expiration date of May 31, 2027. Of the 50,000 shares subject to this option, 12,500 shares vested on May 31, 2018, 12,500 shares vested on May 31, 2019, 12,500 shares vested on May 31, 2020, and 12,500 shares vested on May 31, 2021. Prior to the Stock Dividend, the number of shares underlying this option was 5,000 shares of Class A common stock and the exercise price was $182.36 per share.

Mr. Patten also directly owns a director stock option to purchase 50,000 shares of Class A common stock with (i) an exercise price of $12.957 per share and (ii) an expiration date of May 31, 2028. Of the 50,000 shares subject to this option, 12,500 shares vested on May 31, 2019, 12,500 shares vested on May 31, 2020, 12,500 shares vested on May 31, 2021, and 12,500 shares vested on May 31, 2022. Prior to the Stock Dividend, the number of shares underlying this option was 5,000 shares of Class A common stock and the exercise price was $129.57 per share.

Mr. Patten also directly owns a director stock option to purchase 50,000 shares of Class A common stock with (i) an exercise price of $13.291 per share and (ii) an expiration date of May 31, 2029. Of the 50,000 shares subject to this option, 12,500 shares vested on May 31, 2020, 12,500 shares vested on May 31, 2021, 12,500 shares vested on May 31, 2022, and 12,500 shares vested on May 31, 2023. Prior to the Stock Dividend, the number of shares underlying this option was 5,000 shares of Class A common stock and the exercise price was $132.91 per share.

Mr. Patten also directly owns a director stock option to purchase 50,000 shares of Class A common stock with (i) an exercise price of $12.448 per share and (ii) an expiration date of May 31, 2030. Of the 50,000 shares subject to this option, 12,500 shares vested on May 31, 2021, 12,500 shares vested on May 31, 2022, 12,500 shares vested on May 31, 2023, and 12,500 shares vested on May 31, 2024. Prior to the Stock Dividend, the number of shares underlying this option was 5,000 shares of Class A common stock and the exercise price was $124.48 per share.

Mr. Patten also directly owns a director stock option to purchase 50,000 shares of Class A common stock with (i) an exercise price of $47.00 per share and (ii) an expiration date of May 31, 2031. Of the 50,000 shares subject to this option, 12,500 shares vested on May 31, 2022, 12,500 shares vested on May 31, 2023, 12,500 shares vested on May 31, 2024, and 12,500 shares are scheduled to vest on May 31, 2025. Prior to the Stock Dividend, the number of shares underlying this option was 5,000 shares of Class A common stock and the exercise price was $470.00 per share.

Mr. Patten also directly owns a director stock option to purchase 50,000 shares of Class A common stock with (i) an exercise price of $26.469 per share and (ii) an expiration date of May 31, 2032. Of the 50,000 shares subject to this option, 12,500 shares vested on May 31, 2023, 12,500 shares vested on May 31, 2024, 12,500 shares are scheduled to vest on May 31, 2025, and 12,500 shares are scheduled to vest on May 31, 2026. Prior to the Stock Dividend, the number of shares underlying this option was 5,000 shares of Class A common stock and the exercise price was $264.69 per share.

Mr. Patten also directly owns a director stock option to purchase 7,610 shares of Class A common stock with (i) an exercise price of $30.163 per share and (ii) an expiration date of May 31, 2033. The 7,610 shares subject to this option vested on May 31, 2024. Prior to the Stock Dividend, the number of shares underlying this option was 761 shares of Class A common stock and the exercise price was $301.63 per share.

Mr. Patten also directly owns a director stock option to purchase 1,390 shares of Class A common stock with (i) an exercise price of $152.449 per share and (ii) an expiration date of May 31, 2034. The 1,390 shares subject to this option are scheduled to vest on May 31, 2025. Prior to the Stock Dividend, the number of shares underlying this option was 139 shares of Class A common stock and the exercise price was $1,524.49 per share.

Mr. Patten also directly owns restricted stock units with the contingent right to receive 980 shares of Class A common stock. The 980 shares are scheduled to vest on May 31, 2025. Prior to the Stock Dividend, the number of shares underlying this grant was 98 shares.